Exhibit 99.2

Etsy Announces Gary Briggs Joining Board of Directors

BROOKLYN, N.Y., March 29, 2018 -- Etsy, Inc. (Nasdaq: ETSY), the global marketplace for unique and creative goods, today announced that its Board of Directors has appointed Gary Briggs, Vice President and Chief Marketing Officer for Facebook, to the company’s Board, effective April 5, 2018.

“Gary’s extensive marketing expertise will support management’s work driving creative thinking and execution across our organization, including helping to provide our 1.9 million creative entrepreneurs with new, innovative ways to start and grow their businesses,” said Josh Silverman, Etsy, Inc. CEO. “I'm delighted to welcome Gary onto the Board and look forward to his contributions to Etsy and our strong community."

Mr. Briggs brings an incredibly valuable and unique marketing perspective from his time leading and advising major consumer organizations, including most recently Facebook. Over the course of his career, he has driven impactful strategies for brand management, marketing communications, and customer growth and retention.

“I have incredible respect for Josh and Etsy’s commitment to empowering a global community of creative entrepreneurs. As Etsy continues to refine its world-class marketing capabilities, I’m excited to support the growth of this community and the company’s overall business,” said Gary.

With Mr. Briggs’s appointment, along with the appointment of our other new board member Edith Cooper, Etsy’s Board has expanded to 8 members, while retaining its gender parity. He is also joining the Compensation Committee of the Board.

About Gary Briggs
Gary has over 30 years of experience developing, directing and advising brand strategy for global companies, including Google, eBay, PayPal, IBM, McKinsey & Company and Pepsi-Cola USA. He has served as Vice President and Chief Marketing Officer for Facebook since August 2013. He also sits on the advisory board of Lagunitas Brewing Company. Previously, Gary was on the board of directors of LifeLock (sold: Symantec).

About Etsy
Etsy is the global marketplace for unique and creative goods. Our mission is to keep commerce human, and we're committed to using the power of business to strengthen communities and empower people. We connect millions of buyers and sellers from nearly every country in the world. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Cautionary Statement Regarding Forward-Looking Statements

This press release (including statements quoted in this press release) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include our expectations regarding the success of our business and our ability to drive growth and empower Etsy sellers.

Forward-looking statements include all statements that are not historical fact. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include (1) our ability to implement our business strategy; (2) our ability to attract and retain an active and engaged community of Etsy sellers and Etsy buyers; (3) our ability to recruit and retain employees; (4) the importance to our success of the trustworthiness of our marketplace and the connections within our community; (5) our ability to enhance our current offerings and develop new offerings to respond to the changing needs of Etsy sellers and Etsy buyers; (6) the effectiveness of our marketing efforts; (7) our ability to effectively transition and integrate our new executive officers and implement our business strategy, and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent reports that we file with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.